Exhibit 99.1

NEWS RELEASE	Contact: Transcontinental Realty Investors, Inc.
FOR IMMEDIATE RELEASE	Investor Relations (800) 400-6407 investor.relations@primeasset.com
Transcontinental Realty Investors, Inc. Reports First Quarter 2007 Results
DALLAS (May 15, 2007) — Transcontinental Realty Investors, Inc. (NYSE: TCI), a Dallas-based real estate investment company, today reported a net loss applicable to common shares of ($6.7) million, or ($0.85) per diluted share for the first quarter ended March 31, 2007, compared to a net loss of ($8.5) million, or ($1.09) per share for the fourth quarter ended March 31, 2006.
Results for the first quarter ended March 31, 2007:
•	Increases in rents and other property revenues of $7.3 million, from $29.4 million in 2006 to $36.7 million in 2007. The increase was due to a $2.4 million increase in rental revenues from the Company’s apartment communities and a $4.9 million increase in rental and other property revenues from the Company’s commercial portfolio. Within the apartment communities portfolio, $0.7 million of the increase from 2006 to 2007 is due to better performance in TCI’s same store apartment universe and $1.6 million is due to developed projects placed in service. The improvement in rents and other property revenues within TCI’s commercial portfolio was due to TCI’s January 2007 acquisition of the Park West office buildings located in Dallas, Texas, which represented almost $4.4 million of the $4.9 million increase.

•	Net operating income (rents and other property revenues less property operations expense) increased $3.4 million, from $11.6 million in 2006 to $15.0 million in 2007. The overall increase is due to a $1.3 million increase within the apartment community portfolio and a $2.3 million increase in the commercial property portfolio, offset by a decrease in the net operating income of the land portfolio. Within the apartment portfolio, $1.1 million of the increase is attributable to same store operations and $0.7 million is attributable to developed properties placed in service in 2006 and 2007, offset by a decrease of $0.5 million for properties sold in 2006 and 2007. The increase in the commercial portfolio net operating income is due primarily to the acquisition of Park West in the first quarter of 2007. The land portfolio decrease is due primarily to real estate taxes on properties acquired in 2006 and 2007.

•	Interest expense increased $4.5 million, from $12.3 million in 2006 to $16.8 million in 2007. The overall increase in interest expense is due to a $0.8 million increase within the apartment portfolio, a $1.8 million increase in the commercial portfolio, a $1.2 million increase in the land portfolio and a $0.5 million increase in the hotel portfolio. Within the apartment portfolio, the increase is due to increased debt related to developed projects placed in service in 2006. The increase in interest expense for the commercial portfolio is due primarily to the 2007 acquisition of Park West and rising variable interest rates. Interest expense within the land portfolio increased due to rising variable interest rates, increased debt from refinancing existing land parcels and additional debt incurred to finance land acquisitions. Interest expense for the hotel portfolio increased due to increased debt from refinancing and rising variable interest rates.

•	Gain on land sales increased $0.8 million, to $1.1 million at March 31, 2007 from $0.3 million in 2006. In 2007, the Company sold 15 acres of land in McKinney, Texas for $2.8 million, generating cash proceeds of $793,000 and a recognized gain of $1.1 million. In 2006, the Company sold 10.5 acres of land in Dallas, Texas for $3.2 million, generating cash proceeds of $1.3 million and a recognized gain of $331,000.

•	Income from discontinued operations was $1.7 million at March 31, 2007 compared to a loss of $3.4 million in 2006. Included for 2007 are one apartment community sold during 2007 and three apartment communities designated as held for sale or subject to a sales contract. Included for 2006 are four apartment communities sold during 2006 and four apartment communities designated as held for sale or subject to a sales contract.
About Transcontinental Realty Investors, Inc.
Transcontinental Realty Investors, Inc., a Dallas-based real estate investment company, invests in real estate through direct equity ownership and partnerships nationwide. For more information, visit the Company’s web site at www.transconrealty-invest.com.

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(dollars in thousands, except share data)

	For the Three Months
	Ended March 31.
	2007	2006
	(dollars in thousands)
Property revenue:
Rents and other property revenues	$36,651	$29,399

Expenses:
Property operations (including $1,675 in 2007 and $1,491 in 2006 to affiliates and related parties)	21,701	17,840
Depreciation and amortization	5,489	5,011
General and administrative (including $1,343 in 2007 and $0 in 2006 to affiliates and related parties)	3,178	1,372
Advisory fees	2.400	2,026

Total operating expenses	32,768	26,249

Operating income	3,883	3,150

Other income (expense):
Interest income (including $538 in 2007 and $424 in 2006 from affiliates and related parties)	730	875
Gain on foreign currency transaction	131	2
Mortgage and loan interest	(16,769)	(12,327)
Net income fee	704	—
Other income	1,028	361

Total other income (expense)	(14,176)	(11,089)

Loss before gain on land sales, equity in earnings of investees and minority interest	(10,293)	(7,939)

Gain on land sales	1,122	331
Minority interest	30	(173)

	1,152	158

Loss from continuing operations	(9,141)	(7,781)
Add: income tax benefit	925	2,731

Net loss from continuing operations	(8,216)	(5,050)

Income (loss) from discontinued operations (See Note 9)	2,643	(710)
Less: income tax expense	(925)	(2,731)

Net income (loss) from discontinued operations	1,718	(3,441)

Net loss	(6,498)	(8,491)

Preferred dividend requirement	(228)	(53)

Net loss applicable to common shares	$(6,726)	$(8,544)

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — Continued
(Unaudited)
(dollars in thousands, except share data)

Basic earnings per share:
Net loss from continuing operations	$(1.07)	$(0.99)
Discontinued operations	0.22	(0.09)

Net loss applicable to common shares	$(0.85)	$(1.08)

Diluted earnings per share:
Net loss from continuing operations	$(1.07)	$(0.99)
Discontinued operations	0.22	(0.09)

	$(0.85)	$(1.08)

Weighted average common shares used in computing earnings per share:
Basic	7,898,869	7,900,869
Diluted	7,898,869	7,900,869

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	March 31,	December 31,
	2007	2006
	(unaudited)
Assets
Real estate held for investment	$1,243,299	$1,089,995
Less—accumulated depreciation	(102,653)	(97.541)

	1,140,646	992,454

Real estate held-for-sale	34,471	54,935
Real estate subject to sales contract	65,600	66,027

Notes and interest receivable
(including $22,661 in 2007 and $33,947 in 2006 from affiliates and related parties)	44,373	39,566

Investment in unconsolidated real estate entities	30,300	30,573
Marketable equity securities, at market value	11,226	9,038
Cash and cash equivalents	3,992	4,803
Other assets (including $319 in 2007 and $1,085 in 2006 from affiliates and related parties)	48,127	52,771

	$1,378,735	$1,250,167

Liabilities and Stockholders’ Equity
Liabilities:
Notes and interest payable (including $6,762 in 2007 and $6,769 in 2006 to affiliates and related parties)	$931,947	$799,069
Liabilities related to assets held-for-sale	42,783	43,579
Liabilities related to assets subject to sales contract	58,099	58,816
Other liabilities (including $12,702 in 2007 and $16,595 in 2006 to affiliates and related parties)	69,833	66,608

	1,102,662	968,072

Commitments and contingencies

Minority interest	16,572	16,166

Stockholders’ equity:
Preferred Stock
Series C Cumulative Convertible: $.01 par value; authorized, issued and outstanding 30,000 shares; (liquidation preference $3,000)	—	—
Series D; $.01 par value; authorized, issued and outstanding 100,000 shares at March 31, 2007 and December 31, 2006 (liquidation preference $100 per share)	1	1
Common Stock, $.01 par value; authorized, 10,000,000 shares; issued 8,113,869 shares at March 31, 2007 and December 31, 2006	81	81
Additional paid-in capital	265,978	266,206
Treasury stock, at cost (214,800 shares at March 31, 2007 and 212,800 at December 31, 2006)	(3,129)	(3,086)
Retained earnings (deficit)	(4,838)	1,660
Accumulated other comprehensive income	1,408	1,067

	259,501	265,929

	$1,378,735	$1,250,167